EX‑35.9

(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.   A review of the Servicer’s activities during the calendar year 2014 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.   To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2015

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice P resident

Member of The PNC Financial Services Group

10851 Mastin Boulevard  Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

GS Mortgage Securities Corp II

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC26
Special Servicer of the Fenley Office Portfolio under the CGCMT 2014 ‐ GC25 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC24	Master Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC22
Special Servicer of the Newcastle Senior Housing Portfolio loan under the CGCMT 2014 ‐ GC19 PSA.
Depositor	GS Mortgage Securities Corporation II	Series 2014-GC20
Special Servicer of the Newcastle Senior Housing Portfolio loan under the CGCMT 2014 ‐ GC19 PSA
Depositor	GS Mortgage Securities Corporation II	Series 2013 ‐ GCJ16	Subservicer
Primary Servicer of the Miracle Mile loan under the COMM 2013 ‐ CCRE12 PSA
Speical Servicer of the Walpole Shopping Mall loan under the CGCMT 2013 ‐ GC15 PSA
Depositor	GS Mortgage Securities Corporation II	Series 2012 ‐ GCJ7	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2011 ‐ GC3	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 2010 ‐ C2	Special Servicer
Depositor	GS Mortgage Securities Corporation II	Series 20014-GC26	Special Servicer
Special Servicer of the Fenley Office Portfolio loan under the GS 2014 ‐ GC25 PSA.